UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2007

CHINA WIRELESS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-49388 (Commission File Number)	91-1966948 (IRS Employer Identification No.)

1746 Cole Boulevard, Suite 225, Golden, Colorado 80401-3208

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code (303) 277-9968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

On January 19, 2007, Mr. Robert McElhinney was appointed as a member of the Board of Directors of the registrant effective immediately. Mr. McElhinney has 18 years of experience in the manufacturing of commercial packaging and retail products and has been involved in material resources planning, standard process controls, operations and cost reduction projects. From 1986 to 2003, he served as inventory control manager for Metal Packaging International, a manufacturing company based in Northglenn, CO. During 2003 and 2004, Mr. McElhinney served as operations manager for Amsco Windows, at their distribution center based in Aurora, CO. He currently serves in a supervisory role with Skywest Airlines, located in Denver, Colorado. Mr. McElhinney brings to the Board of the registrant manufacturing and quality control experience to assist the registrant with building a program to manage its vendors and quality control. He earned a Bachelors degree in Marketing from the University of Northern Colorado.

At the same meeting, Mr. Iouri Onoufrienko was also appointed as a member of the Board of Directors of the registrant effective immediately. Mr. Onoufrienko joins the Board with 16 years of international business experience, beginning as a trading manager in 1991 with a Russian timber and paper manufacturing firm, where he managed the import and export of commercial products in the European and North American markets. In 1996, Mr. Onoufrienko operated several service and support businesses that sold products and services to major retail, educational institutions, and regional hospitals in North America. Since 1999, he has been the owner of the regional commercial flooring construction company, Onuffer Flooring, based in Thornton, CO.

At the same meeting, Mr. Michael Bowden, Chief Operating Officer (“COO”) and a member of the Board of Directors, resigned his position as COO of the registrant. Mr. Bowden will continue to serve as a member of the Board of Directors and as President of CW Communications, a subsidiary of the registrant. The position of COO will remain unfilled and the duties of COO will be assumed by Pedro E. Racelis III the registrant’s Chief Executive Officer and Chairman of its Board of Directors.

The Board of Directors of the registrant also approved compensation for the members of the Board of Directors at $1,000.00 per meeting, payable in the registrant’s common stock pursuant to its 2003 Stock Plan.

Additionally, Mr. Henry Zaks, already a member of the Board of Directors of the registrant, will serve as Chairman of the Audit Committee of the registrant effective immediately.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WIRELESS COMMUNICATIONS, INC.
January 25, 2007	By: /s/ Pedro E. Racelis III Pedro E. Racelis III President, Chairman of the Board, Chief Executive Officer and Chief Financial Officer

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